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                                   EXHIBIT 5


                                 July 28, 1998



  Premier Bancshares, Inc.
  2180 Atlanta Plaza
  950 East Paces Ferry Road
  Atlanta, Georgia 30326

            Re: Registration Statement on Form S-3 with respect to the Premier Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan

  Ladies and Gentlemen:

            We have served as counsel for Premier Bancshares, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares of its common stock, $1.00 par value (the "Shares"), which are proposed to be offered and sold pursuant to the Premier Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan"), and pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

            In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

            Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be offered pursuant to the Plan will be, when issued pursuant to the terms of the Plan, duly authorized, validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by
  Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.











                                 WOMBLE CARLYLE SANDRIDGE & RICE
                                 A Professional Limited Liability Company


                                      /s/ Steven S. Dunlevie
                                 By:---------------------------------------
                                      Steven S. Dunlevie, a Member